                                                                      EXHIBIT 99

               FOR IMMEDIATE RELEASE PRESS RELEASE JULY 29, 1997

                           FORT BEND HOLDING CORP.'S
                  FIRST QUARTER FISCAL 1998 EARNINGS RELEASE

        Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg (FBF), today announced net earnings of $519,000 or $0.60 primary earnings per share, for the first fiscal quarter ended June 30, 1997. This compares to net earnings of $406,000, or $0.48 primary earnings per share for the same quarter in fiscal year 1997 and represents a 25% increase in earnings per share. Fully diluted earnings per common share for the quarter ended June 30, 1997 was $0.49 compared to $0.40 for the quarter ended June 30, 1996.

        The increase in earnings for the first quarter of fiscal year 1998 is partially attributable to the acquisitions in fiscal year 1997 of FirstBanc Savings and a 51% investment in Mitchell Mortgage Company, L.L.C. (MMC). The acquisition of MMC contributed approximately $83,000 to consolidated income before tax. In addition a reduction in FDIC insurance premiums contributed approximately $84,000 to income before tax.

        Because of the strong earnings performance, the Board of Directors has announced that Fort Bend Holding Corp. will increase its quarterly cash dividend to $0.10 per share for the quarter ended June 30, 1997. The dividend will be payable on September 3, 1997 to shareholders of record on August 13, 1997. This is the Company's fifteenth consecutive quarterly cash dividend.

        Fort Bend Holding Corp.'s net interest income after provision for loan losses was $2,272,000 for quarter ended June 30, 1997 compared to $1,620,000 for the quarter ended June 30, 1996. Net interest income reflected an increase in average interest-earning assets to $275 million from $233 million for the quarter ended June 30, 1997 and 1996, respectively. The acquisition of 51% of MMC contributed interest-earning assets of approximately $24 million. Total noninterest income increased by $973,000 for the quarter ended June 30, 1997 compared to the quarter ended June 30, 1996. Approximately $887,000 of the increase was due to MMC.

        Total assets of Fort Bend Holding Corp. were $318,668,000 as of June 30, 1997, compared to $295,080,000 at March 31, 1997. This represents an increase of 7.99% that is primarily attributable to the activities of MMC, its depository relationships, and the increase in its loans held for sale.

        Stockholders' equity was $19,216,000 at June 30, 1997 compared to $18,428,000 at March 31, 1997. This represents an increase of 4.3%. Equity-to-assets and risk-based capital ratios at June 30, 1997 were 6.0% and 13.9%, respectively.

        Non-performing assets as a percentage of total assets as of June 30, 1997, were 0.37% compared to 0.42% as of March 31, 1997.

        Fort Bend Holding Corp. serves Fort Bend, Harris, Wharton, Waller and Montgomery Counties in Southeast Texas through its subsidiary, Fort Bend Federal Savings and Loan headquartered in Fort Bend County and FBF's subsidiary Mitchell Mortgage Company, L.L.C. located in The Woodlands. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".


                                     # # #

                        For more information, contact:

         LANE WARD, VICE CHAIRMAN, PRESIDENT AND CEO AT (281) 342-5571

                            FORT BEND HOLDING CORP.
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (Unaudited)

                  ASSETS                      June 30, 1997     March 31, 1997
                                              -------------     --------------
Cash and due from banks                       $  8,462,218      $  6,369,675
Short-term investments                          18,959,712        14,220,516
Certificates of deposit                            200,000           200,000
                                              ------------      ------------
        Total cash and cash equivalents         27,621,930        20,790,191

Investment securities available for sale,
  at market                                      2,852,946         2,810,270
Investment securities held to maturity
  (estimated market value of $12,851,420
  and $10,789,440 at June 30, 1997 and
  March 31, 1997, respectively)                 13,230,674        11,234,763
Mortgage-backed securities available
  for sale, at market                              512,068           520,869
Mortgage-backed securities held to maturity
  (estimated market value of $93,611,639 and
  $96,684,430 at June 30, 1997 and
  March 31, 1997, respectively)                 93,839,235        97,084,501
Loans receivable, net                          145,478,428       138,227,705
Loans held for sale                             14,896,120         2,660,415
Accrued interest receivable                      2,020,060         1,816,415
Real estate, net                                    33,721           470,996
Federal Home Loan Bank stock, at cost            1,443,100         1,933,000
Premises and equipment, net                      4,878,196         4,970,011
Mortgage servicing rights, net                   7,301,028         7,537,571
Prepaid expenses and other assets                2,931,684         3,369,505
Deferred income taxes                              311,872           305,961
Goodwill, net                                    1,317,286         1,347,925
                                              ------------      ------------
        Total assets                          $318,668,348      $295,080,098
                                              ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                      $268,578,249      $250,218,152
Convertible Subordinated Debentures             12,030,000        12,080,000
Borrowings                                       6,122,194         4,226,676
Advances from borrowers for taxes and
  insurance                                      7,528,765         4,750,945
Accounts payable, accrued expenses and
  other liabilities                              2,654,927         2,868,177
                                              ------------      ------------
        Total liabilities                      296,914,135       274,143,950
                                              ------------      ------------
Minority interest in consolidated
  subsidiary                                     2,538,585         2,508,214
                                              ------------      ------------
Stockholders' equity:
Serial preferred stock, $.01 par value -
  500,000 shares authorized, none
  outstanding
Common Stock $.01 par value, 2,000,000
  shares authorized 915,389 shares issued
  and 827,215 shares outstanding at
  June 30, 1997 and 910,475 shares issued
  and 822,301 shares outstanding at
  March 31, 1997                                     9,153             9,104
Additional paid-in capital                       8,980,348         8,704,987
Unearned employee stock ownership
  plan shares                                     (215,442)         (307,125)
Deferred compensation                             (129,305)          (82,324)
Net unrealized depreciation on
  available for sale securities                       (119)           (6,107)
Retained earnings (substantially restricted)    12,027,494        11,565,900
Treasury stock, at cost - 88,174                (1,456,501)       (1,456,501)
                                              ------------      ------------
        Total stockholders' equity              19,215,628        18,427,934
                                              ------------      ------------
           Total liabilities and
             stockholders' equity             $318,668,348      $295,080,098
                                              ============      ============

                            FORT BEND HOLDING CORP.
                       CONSOLIDATED STATEMENT OF INCOME
                          Three Months Ended June 30
                                  (Unaudited)

                                                  1997               1996
                                              -------------     --------------
Interest Income:
     Loans                                      $3,364,104        $2,130,689
     Short-term investments                        159,007           187,395
     Investment securities                         241,290           147,996
     Mortgage-backed securities                  1,575,463         1,829,259
                                                ----------        ----------
        Total interest income                    5,339,864         4,295,339
                                                ----------        ----------

Interest expense:
     Deposits                                    2,668,028         2,320,151
     Borrowings                                    337,047           330,050
                                                ----------        ----------
        Total interest expense                   3,005,075         2,650,201
                                                ----------        ----------
        Net interest income before
          provision for loan losses              2,334,789         1,645,138
Provision for loan losses                           62,980            25,000
                                                ----------        ----------
        Net interest income after
          provision for loan losses              2,271,809         1,620,138
                                                ----------        ----------
Noninterest income:
     Gain on sale of loans                          97,340            49,949
     Loan fees & charges                           727,540           113,418
     Loan servicing income - net                   297,451           105,381
     Service charges on deposit accounts           209,877           154,492
     Other income                                  188,742           124,646
                                                ----------        ----------
        Total noninterest income                 1,520,950           547,886
                                                ----------        ----------
Noninterest expenses:
     Compensation and benefits                   1,749,328           831,871
     Office occupancy and equipment                446,580           187,020
     Federal insurance premiums                     39,912           124,282
     Data processing fees                          125,775            46,067
     Insurance and surety bond expense              36,867            33,616
     Other                                         517,245           330,449
                                                ----------        ----------
        Total noninterest expenses               2,915,707         1,553,305
     Income before income tax and minority
       interest                                    877,052           614,719
Income tax provision                               278,343           209,000
                                                ----------        ----------
Net income before minority interest                598,709           405,719
Minority interest                                   79,371                --
                                                ----------        ----------
Net income                                      $  519,338        $  405,719
                                                ==========        ==========
Primary earnings per share                      $      .60        $     0.48
                                                ==========        ==========
Fully diluted earnings per common share         $      .49        $     0.40
                                                ==========        ==========
Dividends per common share                      $     0.07        $     0.07
                                                ==========        ==========